UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2016

OncoSec Medical Incorporated

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5820 Nancy Ridge Drive San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                           Termination of a Material Definitive Agreement.

OncoSec Medical Incorporated (the “Company”) and Merlin CSI, LLC (“Merlin”) entered into a Research and Development Services Agreement effective March 6, 2015 (the “Agreement”). The Company and Merlin entered into an Amendment No. 1 to Research and Development Services Agreement effective September 23, 2015 (the “Amendment,” and collectively with the Agreement, the “Amended Agreement”). Under the Amended Agreement, Merlin has provided research and development services to the Company relating to certain Company device development efforts.

As part of the Company’s normal business practice of reviewing the cost and efficiency of its programs, the Company has terminated the Amended Agreement in a notice to Merlin dated January 21, 2016. The termination will be effective February 21, 2016 (the “Termination Date”). No termination fees or penalties are incurred as a result of the termination of the Amended Agreement. The Company will now work with Merlin to transition Merlin’s projects to the Company in advance of the Termination Date.

The foregoing description of the Amended Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Research and Development Services Agreement, dated March 6, 2015, by and between the Company and Merlin CSI, LLC.
10.2	Amendment No. 1 to Research and Development Services Agreement, dated September 23, 2015, by and between the Company and Merlin CSI, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2016		OncoSec Medical Incorporated

	By:	/s/ Punit Dhillon
		Name:	Punit Dhillon
		Title:	President and Chief Executive Officer (Principal Executive Officer)